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Exhibit 99.1
Text of Press Release dated March 15, 1999

GENELABS NAMES JAMES A.D. SMITH AS PRESIDENT
- Irene Chow Appointed Chairman of the Board -

REDWOOD CITY, Calif. - March 15, 1999 - Genelabs Technologies, Inc. (NASDAQ:GNLB) today announced the planned retirement of President and Chief Executive Officer Irene Chow, Ph.D. Effective April 1, Dr. Chow will be appointed Chairman of the Board of Directors and will be succeeded as President by James A.D. Smith, who was promoted from Chief Operating Officer.

"The Board of Directors is very pleased that Dr. Chow, as Chairman, will continue to guide Genelabs in pursuit of its goals," stated Edgar G. Engleman, M.D., co-founder and member of the Board. "Under her experienced leadership, Genelabs has completed its transformation into a new drug discovery and development company. Dr. Chow established an experienced management team; restructured and refocused research and development; and utilized creative financing to support our programs. We are grateful for her dedication, enthusiasm and hard work that has resulted in a company that is fiscally strong, with a bright future focused on the discovery and development of important new drugs." Dr. Chow joined Genelabs as President of the Biopharmaceutical Division in 1993, when she also became a member of the Board of Directors. She has served as Chief Executive Officer and President of Genelabs since July 1995. Dr. Chow previously was Senior Vice President of Drug Development for the pharmaceuticals division of Ciba-Geigy Corporation, USA. As part of her planned transition to retirement, Dr. Chow will resign as President and Chief Executive Officer but will remain actively involved as Chairman of the Board and will maintain an office at Genelabs.

Jim Smith has been Chief Operating Officer since October 1996, when he was promoted from Vice President, Marketing and Business Development. He earlier served as Director of Marketing. Prior to joining Genelabs in early 1994, Mr. Smith held various marketing and business development positions with ICN Pharmaceuticals for more than ten years, most recently as Director of Worldwide Business Development.

"I am delighted that Jim has accepted the position of President," said Dr. Chow. "He has been deeply involved in setting the strategic direction for the company as well as in overseeing the transition of our scientific discoveries and enabling technologies into valuable business assets. Jim and I have worked very closely over the past five years and will continue to do so, which will allow a smooth transition and will lead to a successful future for Genelabs."

Genelabs Update:

Genelabs' core programs are focused on Drug Development and Drug Discovery. GL701 is the Company's lead compound in clinical development for the treatment of systemic lupus erythematosus. The first Phase III study was successfully completed in mid-1997. Under the leadership of Marc Gurwith, M.D., Vice President, Drug Development and Chief Medical Officer, enrollment in the ongoing second Phase III trial exceeded expectations, with more than 380 patients enrolled. This study is on schedule to be completed at the end of this month, with preliminary results expected to be available around mid-year. If the results are positive, Genelabs plans to file a New Drug Application with the Food and Drug Administration (FDA) by the end of the year.

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Genelabs' progress over the past year was significant as research moved from technology development to active drug discovery. Genelabs is focused on the discovery of small molecule drugs that bind to specific DNA sequences to regulate expression of disease-associated genes or to inactivate pathogens. The company further evolved its DNA-binding drug discovery technologies, including the development of a number of screening assays and several proprietary validation and characterization assays during 1998. In transcription biology, drug binding sites critical to transcription in the promoters of several disease-associated genes were identified. The screening of combinatorial chemistry libraries produced a number of active compounds. Potential drug leads for testing in multiple gene targets are currently being synthesized, utilizing these active compounds. The addition of Vice President, Research, Rich Meyer, Jr., Ph.D., an experienced medicinal chemist, allowed Genelabs to begin building internal chemistry capabilities. With the work accomplished already this year, Genelabs has laid the groundwork for the discovery of its first therapeutic lead compound and is pursuing additional corporate collaborations in the areas of drug discovery and agricultural applications of its gene switch.

Genelabs Technologies, Inc. is a biopharmaceutical company engaged in the discovery of small molecule drugs that bind to DNA or RNA to regulate gene expression or inactivate pathogens. The company's drug discovery program is based on an integrated platform of technologies that encompass genomics, transcription biology, structure-biased combinatorial chemistry, high-throughput screening with proprietary assays, and several proprietary validation and characterization assays. The company's development efforts are focused on its drug candidate, GL701, which is in Phase III clinical trials as a new therapy for systemic lupus erythematosus.

Other than statements of historical fact, this press release contains statements which are forward looking and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made including, among other things, risks associated with the success of research and product development programs; the uncertainty of clinical trial results; and the ability of the Company to enter into new collaborations. Please see the information appearing under the caption "Risk Factors" in the Company's 1997 Form 10-K for certain information about risks associated with research programs, the Company's early stage of development and other risks which may affect the Company. The Company does not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release.

Genelabs' press releases are available by fax 24 hours a day at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 115-419. They are also posted on the Internet at http://www.genelabs.com and
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